Astoria Financial Corporation Reports 2017 Second Quarter Earnings Per Common Share Of $0.16

Quarterly Cash Dividend of $0.04 Per Common Share Declared

LAKE SUCCESS, N.Y., July 26, 2017 /PRNewswire/ -- Astoria Financial Corporation (NYSE: AF) ("Astoria", or the "Company"), the holding company for Astoria Bank (the "Bank"), today reported net income available to common shareholders of $15.8 million, or $0.16 diluted earnings per common share ("diluted EPS"), for the quarter ended June 30, 2017, compared to net income available to common shareholders of $16.1 million, or $0.16 diluted EPS, for the quarter ended June 30, 2016. For the six months ended June 30, 2017, net income available to common shareholders totaled $28.0 million, or $0.28 diluted EPS compared to $32.5 million, or $0.32 diluted EPS, for the comparable 2016 period. Included in the 2017 six month results is a $4.0 million charge ($2.6 million, or $0.03 per common share, after tax) related to the recognition of settlement costs related to lease obligations in connection with the residential lending team being relocated to other Astoria office space.

Board Declares Quarterly Cash Dividend of $0.04 Per Share

On July 26, 2017, the Board of Directors of the Company declared a quarterly cash dividend of $0.04 per common share. The dividend is payable on August 21, 2017 to shareholders of record as of August 7, 2017. This is the eighty-ninth consecutive quarterly cash dividend declared by the Company.

Second Quarter and Six Months Earnings Summary

Net interest income for the quarter ended June 30, 2017 totaled $78.5 million compared to $80.1 million for the previous quarter and $83.1 million for the 2016 second quarter. The net interest margin for the quarter ended June 30, 2017 was 2.35%, compared to 2.37% for the previous quarter and 2.36% for the 2016 second quarter. For the six months ended June 30, 2017, net interest income totaled $158.7 million, compared to $166.3 million for the comparable 2016 period, and the net interest margin was 2.36% for the six months ended June 30, 2017, unchanged from the six months ended June 30, 2016.

For the quarter ended June 30, 2017, a $2.5 million loan loss release was recorded compared to a $2.5 million release in the prior quarter and a $3.0 million release recorded in the 2016 second quarter. For the six months ended June 30, 2017, we recorded a loan loss release of $4.9 million compared to a $6.1 million loan loss release for the comparable 2016 period.

Non-interest income for the quarter ended June 30, 2017 totaled $11.8 million, compared to $11.9 million for the previous quarter and $11.9 million for the 2016 second quarter. Non-interest income for the six months ended June 30, 2017 totaled $23.7 million compared to $23.3 million for the comparable 2016 period.

General and administrative ("G&A") expense for the quarter ended June 30, 2017 totaled $64.7 million compared to $72.0 million for the previous quarter and $70.0 million for the 2016 second quarter. For the six months ended June 30, 2017, G&A expense totaled $136.7 million, down from $139.6 million for the 2016 comparable period. Included in the 2017 six month results is the $4.0 million pre-tax charge related to the recognition of settlement costs of certain lease obligations.

Balance Sheet Summary

Total assets at June 30, 2017 were $14.1 billion, a decrease of $410.3 million from December 31, 2016. The decrease was primarily due to a decline in the loan portfolio, which decreased $517.6 million from December 31, 2016.

The multi-family/commercial real estate ("MF/CRE") mortgage loan portfolio totaled $4.7 billion at June 30, 2017 compared to $4.8 billion at December 31, 2016 and represents 47% of the total loan portfolio. For the quarter and six months ended June 30, 2017, MF/CRE loan originations totaled $127.3 million and $222.3 million, respectively, compared to $193.6 million and $411.0 million, for the 2016 comparable periods. The MF/CRE loan production for the 2017 second quarter and six months ended June 30, 2017 were originated with weighted average loan-to-value ratios of approximately 34% and 36%, respectively, and weighted average debt coverage ratios of approximately 1.63 and 1.52, respectively. MF/CRE loan prepayments for the quarter and six months ended June 30, 2017 totaled $163.5 million and $272.5 million, respectively, compared to $135.9 million and $272.2 million for the 2016 comparable periods. At June 30, 2017, the MF/CRE pipeline totaled $123.9 million.

The residential mortgage loan portfolio totaled $5.0 billion at June 30, 2017, compared to $5.4 billion at December 31, 2016. For the quarter and six months ended June 30, 2017, residential loan originations for portfolio totaled $86.3 million and $222.1 million, respectively, compared to $173.2 million and $262.7 million for the comparable 2016 periods. The weighted average loan-to-value ratio of the residential loan production for portfolio at origination was approximately 57% for both the quarter and six months ended June 30, 2017. Residential loan prepayments for the quarter and six months ended June 30, 2017 totaled $241.7 million and $452.5 million, respectively, compared to $289.4 million and $501.5 million for the comparable 2016 periods. At June 30, 2017, the residential mortgage pipeline totaled approximately $80.9 million.

Deposits totaled $8.9 billion at June 30, 2017, an increase of $12.5 million from December 31, 2016. Core deposits totaled $7.4 billion, or 83% of total deposits, and had a weighted average rate of 13 basis points at June 30, 2017.

As we previously announced, during the second quarter, Astoria completed its public offering of $200 million aggregate principal amount of 3.500% Senior Notes due 2020 (the "Offering"). The Company used the net proceeds of the Offering, along with cash on hand, to repay at maturity its 5.000% Senior Notes due June 19, 2017.

Stockholders' equity totaled $1.74 billion, or 12.29% of total assets at June 30, 2017, an increase of $25.0 million from December 31, 2016. Astoria Bank's capital levels continue to be above the minimum levels required to be designated as "well-capitalized" for bank regulatory purposes. At June 30, 2017, Tier 1 leverage, Common Equity Tier 1 risk based, Tier 1 risk-based and Total risk-based capital ratios were 12.28%, 22.28%, 22.28% and 23.32%, respectively for Astoria Bank, and 11.34%, 19.03%, 20.68% and 21.71%, respectively for Astoria Financial Corporation. At June 30, 2017, Astoria Financial Corporation's tangible common equity ratio was 10.20%.

Asset Quality

Non-performing loans ("NPLs"), totaled $140.0 million, or 1.41% of total loans, at June 30, 2017, compared to $148.2 million, or 1.42% of total loans, at December 31, 2016. Included in the NPLs at June 30, 2017 is $32.1 million of loans which are current or less than 90 days past due compared to $40.9 million at December 31, 2016. Total delinquent loans and NPLs at June 30, 2017 were $212.6 million compared to $241.7 million at December 31, 2016. Net charge-offs for the quarter ended June 30, 2017 totaled $545,000 compared to net charge-offs of $1.1 million for the previous quarter and net charge-offs of $1.2 million for the 2016 second quarter. For the six months ended June 30, 2017, net charge-offs totaled $1.7 million compared to $1.9 million for the 2016 comparable period. Other real estate owned declined to $14.8 million at June 30, 2017, compared to $15.1 million at December 31, 2016.

Future Outlook

Commenting on the Company's future outlook, Mr. Redman stated, "As we previously announced on March 7, 2017, we have entered into a definitive agreement to merge with Sterling Bancorp ("Sterling"), which has been overwhelmingly approved by the respective shareholders of both Astoria and Sterling at their shareholder meetings. We believe that combining our significant strengths will create a strong regional bank that will provide exceptional value for our investors while maintaining our strong commitment to our customers and the communities we serve."

About Astoria Financial Corporation

Astoria Financial Corporation, with assets of $14.1 billion, is the holding company for Astoria Bank. Established in 1888, Astoria Bank, with deposits in New York totaling $8.9 billion, is the second largest thrift depository in New York and provides its retail and business customers and local communities it serves with quality financial products and services through 88 convenient banking branch locations, a business banking office in Manhattan, and multiple delivery channels, including its flexible mobile banking app. Astoria Bank commands a significant deposit market share in the attractive Long Island market, which includes Brooklyn, Queens, Nassau, and Suffolk counties with a population exceeding that of 38 individual states. Astoria Bank originates multi-family and commercial real estate loans, primarily on rent controlled and rent stabilized apartment buildings, located in New York City and the surrounding metropolitan area and originates residential mortgage loans in New York State, the District of Columbia and eight other states through its banking and loan production offices in New York.

Cautionary Statements Regarding Forward-Looking Information

This press release contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by the use of such words as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "outlook," "plan," "potential," "predict," "project," "should," "will," "would," and similar terms and phrases, including references to assumptions.

Forward-looking statements are based on various assumptions and analyses made by us in light of our management's experience and perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond our control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, without limitation, the following: the timing and occurrence or non-occurrence of events that may be subject to circumstances beyond our control; increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment; changes in deposit flows, loan demand or collateral values; changes in accounting principles, policies or guidelines; changes in general economic conditions, either nationally or locally in some or all areas in which we do business, or conditions in the real estate or securities markets or the banking industry; legislative or regulatory changes, including those that may be implemented by the new administration in Washington, D.C.; supervision and examination by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System and the Consumer Financial Protection Bureau; effects of changes in existing U.S. government or government-sponsored mortgage programs; our ability to successfully implement technological changes; our ability to successfully consummate new business initiatives; litigation or other matters before regulatory agencies, whether currently existing or commencing in the future; or our ability to implement enhanced risk management policies, procedures and controls commensurate with shifts in our business strategies and regulatory expectations.

This press release may also contain forward-looking statements about the benefits of the merger with Sterling Bancorp ("Sterling"), including future financial and operating results of Sterling, Astoria or the combined company following the merger, the combined company's plans, objectives, expectations and intentions, the expected timing of the completion of the merger, financing plans and the availability of capital, the likelihood of success and impact of litigation and other statements that are not historical facts. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties which change over time. The following factors, among others, could cause actual results to differ materially from forward-looking statements: the inability to close the merger in a timely manner; the failure to complete the merger due to the failure of Sterling or Astoria common stockholders to approve the Sterling or Astoria merger proposals; failure to obtain applicable regulatory approvals and meet other closing conditions to the merger on the expected terms and schedule; the potential impact of announcement or consummation of the proposed merger on relationships with third parties, including customers, employees, and competitors; business disruption following the merger; difficulties and delays in integrating the Sterling and Astoria businesses or fully realizing cost savings and other benefits; Sterling's potential exposure to unknown or contingent liabilities of Astoria; the challenges of integrating, retaining, and hiring key personnel; failure to attract new customers and retain existing customers in the manner anticipated; the outcome of pending or threatened litigation, or of matters before regulatory agencies, whether currently existing or commencing in the future, including litigation related to the merger; any interruption or breach of security resulting in failures or disruptions in customer account management, general ledger, deposit, loan, or other systems; changes in Sterling's stock price before closing, including as a result of the financial performance of Astoria prior to closing; operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which Sterling and Astoria are highly dependent; changes in legislation, regulation, policies, or administrative practices, whether by judicial, governmental, or legislative action, including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act and other changes pertaining to banking, securities, taxation, rent regulation and housing, financial accounting and reporting, environmental protection, and insurance, and the ability to comply with such changes in a timely manner; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Department of the Treasury and the Board of Governors of the Federal Reserve System; changes in interest rates, which may affect Sterling's or Astoria's net income, prepayment penalty income, mortgage banking income, and other future cash flows, or the market value of Sterling's or Astoria's assets, including its investment securities; changes in accounting principles, policies, practices, or guidelines; changes in Sterling's credit ratings or in Sterling's ability to access the capital markets; natural disasters, war, or terrorist activities; and other economic, competitive, governmental, regulatory, technological, and geopolitical factors affecting Sterling's or Astoria's operations, pricing, and services.

We have no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Tables Follow

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In Thousands, Except Share Data)
	(Unaudited)
	At June 30,	At December 31,
	2017	2016
ASSETS
Cash and due from banks	$ 105,764	$ 129,944
Securities available-for-sale	254,980	280,045
Securities held-to-maturity
(fair value of $2,874,880 and $2,690,546, respectively)	2,915,465	2,740,132
Federal Home Loan Bank of New York stock, at cost	105,958	124,807
Loans held-for-sale, net	7,920	11,584
Loans receivable:
Mortgage loans, net	9,670,834	10,177,295
Consumer and other loans, net	228,798	239,892
	9,899,632	10,417,187
Allowance for loan losses	(79,500)	(86,100)
Total loans receivable, net	9,820,132	10,331,087
Mortgage servicing rights, net	10,168	10,130
Accrued interest receivable	34,017	34,994
Premises and equipment, net	96,005	101,021
Goodwill	185,151	185,151
Bank owned life insurance	442,388	441,064
Real estate owned, net	14,807	15,144
Other assets	155,585	153,549

TOTAL ASSETS	$ 14,148,340	$ 14,558,652

LIABILITIES
Deposits	$ 8,889,556	$ 8,877,055
Federal funds purchased	170,000	195,000
Securities sold under agreements to repurchase	1,100,000	1,100,000
Federal Home Loan Bank of New York advances	1,710,000	2,090,000
Other borrowings, net	197,945	249,752
Mortgage escrow funds	124,708	112,975
Accrued expenses and other liabilities	217,095	219,797

TOTAL LIABILITIES	12,409,304	12,844,579

STOCKHOLDERS' EQUITY
Preferred stock, $1.00 par value; 5,000,000 shares authorized:
Series C (150,000 shares authorized; and 135,000 shares issued
and outstanding)	129,796	129,796
Common stock, $0.01 par value (200,000,000 shares authorized;
166,494,888 shares issued; and 101,717,818 and 101,210,478 shares
outstanding, respectively)	1,665	1,665
Additional paid-in capital	824,451	830,417
Retained earnings	2,175,308	2,155,785
Treasury stock (64,777,070 and 65,284,410 shares, at cost, respectively)	(1,336,244)	(1,346,709)
Accumulated other comprehensive loss	(55,940)	(56,881)

TOTAL STOCKHOLDERS' EQUITY	1,739,036	1,714,073

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 14,148,340	$ 14,558,652

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In Thousands, Except Share Data)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Interest income:
Residential mortgage loans	$42,560	$45,683	$86,620	$93,058
Multi-family and commercial real estate mortgage loans	43,423	46,607	86,829	93,412
Consumer and other loans	2,382	2,435	4,674	4,807
Mortgage-backed and other securities	18,615	17,400	36,615	34,304
Interest-earning cash accounts	180	116	341	236
Federal Home Loan Bank of New York stock	1,440	1,487	3,234	2,908
Total interest income	108,600	113,728	218,313	228,725
Interest expense:
Deposits	6,617	6,557	12,976	14,019
Borrowings	23,446	24,085	46,685	48,368
Total interest expense	30,063	30,642	59,661	62,387

Net interest income	78,537	83,086	158,652	166,338
Provision for loan losses credited to operations	(2,455)	(3,006)	(4,941)	(6,133)
Net interest income after provision for loan losses	80,992	86,092	163,593	172,471
Non-interest income:
Customer service fees	6,853	7,542	13,462	14,530
Other loan fees	497	567	1,092	1,101
Gain on sales of securities	-	-	-	86
Mortgage banking income, net	993	155	2,287	118
Income from bank owned life insurance	2,277	2,336	4,429	4,625
Other	1,222	1,316	2,446	2,857
Total non-interest income	11,842	11,916	23,716	23,317
Non-interest expense:
General and administrative:
Compensation and benefits	36,064	36,708	73,061	74,961
Occupancy, equipment and systems	19,616	18,840	39,828	38,231
Federal deposit insurance premium	1,375	3,031	3,673	6,561
Advertising	559	3,018	1,148	4,471
Other	7,121	8,452	18,989	15,347
Total non-interest expense	64,735	70,049	136,699	139,571

Income before income tax expense	28,099	27,959	50,610	56,217
Income tax expense	10,116	9,623	18,220	19,316

Net income	17,983	18,336	32,390	36,901

Preferred stock dividends	2,194	2,194	4,388	4,388

Net income available to common shareholders	$15,789	$16,142	$28,002	$32,513

Basic and diluted earnings per common share	$0.16	$0.16	$0.28	$0.32

Basic and diluted weighted average common shares outstanding	100,595,630	100,380,937	100,590,645	100,374,934

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARIES

AVERAGE BALANCE SHEETS
(Dollars in Thousands)

	For the Three Months Ended June 30,
		2017			2016
			Average			Average
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
			(Annualized)			(Annualized)
Assets:
Interest-earning assets:
Mortgage loans (1):
Residential	$5,148,348	$42,560	3.31%	$5,765,172	$45,683	3.17
Multi-family and commercial real estate	4,683,775	43,423	3.71	4,919,210	46,607	3.79
Consumer and other loans (1)	229,691	2,382	4.15	259,680	2,435	3.75
Total loans	10,061,814	88,365	3.51	10,944,062	94,725	3.46
Mortgage-backed and other securities (2)	3,081,095	18,615	2.42	2,884,084	17,400	2.41
Interest-earning cash accounts	119,558	180	0.60	111,036	116	0.42
Federal Home Loan Bank stock	104,114	1,440	5.53	129,290	1,487	4.60
Total interest-earning assets	13,366,581	108,600	3.25	14,068,472	113,728	3.23
Goodwill	185,151			185,151
Other non-interest-earning assets	737,814			765,655
Total assets	$14,289,546			$15,019,278

Liabilities and stockholders' equity:
Interest-bearing liabilities:
NOW and demand deposit	$2,533,929	209	0.03	$2,465,516	203	0.03
Money market	2,787,082	1,970	0.28	2,642,778	1,805	0.27
Savings	2,041,756	255	0.05	2,121,019	264	0.05
Total core deposits	7,362,767	2,434	0.13	7,229,313	2,272	0.13
Certificates of deposit	1,556,219	4,183	1.08	1,742,512	4,285	0.98
Total deposits	8,918,986	6,617	0.30	8,971,825	6,557	0.29
Borrowings	3,213,737	23,446	2.92	3,914,205	24,085	2.46
Total interest-bearing liabilities	12,132,723	30,063	0.99	12,886,030	30,642	0.95
Non-interest-bearing liabilities	425,722			446,130
Total liabilities	12,558,445			13,332,160
Stockholders' equity	1,731,101			1,687,118
Total liabilities and stockholders' equity	$14,289,546			$15,019,278

Net interest income/
net interest rate spread (3)		$78,537	2.26%		$83,086	2.28
Net interest-earning assets/
net interest margin (4)	$1,233,858		2.35%	$1,182,442		2.36
Ratio of interest-earning assets to
interest-bearing liabilities	1.10x			1.09x

(1)	Mortgage loans and consumer and other loans include loans held-for-sale and non-performing loans and exclude the allowance for loan losses.
(2)	Securities available-for-sale are included at average amortized cost.
(3)	Net interest rate spread represents the difference between the average yield on average interest-earning assets and the average cost of average interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average interest-earning assets.

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARIES

AVERAGE BALANCE SHEETS
(Dollars in Thousands)

	For the Six Months Ended June 30,
		2017			2016
			Average			Average
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
			(Annualized)			(Annualized)
Assets:
Interest-earning assets:
Mortgage loans (1):
Residential	$5,241,578	$86,620	3.31%	$5,863,516	$93,058	3.17%
Multi-family and commercial real estate	4,714,306	86,829	3.68	4,898,823	93,412	3.81
Consumer and other loans (1)	231,357	4,674	4.04	256,599	4,807	3.75
Total loans	10,187,241	178,123	3.50	11,018,938	191,277	3.47
Mortgage-backed and other securities (2)	3,035,716	36,615	2.41	2,806,702	34,304	2.44
Interest-earning cash accounts	119,298	341	0.57	136,634	236	0.35
Federal Home Loan Bank stock	110,427	3,234	5.86	131,093	2,908	4.44
Total interest-earning assets	13,452,682	218,313	3.25	14,093,367	228,725	3.25
Goodwill	185,151			185,151
Other non-interest-earning assets	725,913			754,232
Total assets	$14,363,746			$15,032,750

Liabilities and stockholders' equity:
Interest-bearing liabilities:
NOW and demand deposit	$2,517,250	410	0.03	$2,420,400	398	0.03
Money market	2,770,633	3,857	0.28	2,625,394	3,570	0.27
Savings	2,045,318	507	0.05	2,123,439	529	0.05
Total core deposits	7,333,201	4,774	0.13	7,169,233	4,497	0.13
Certificates of deposit	1,570,784	8,202	1.04	1,823,429	9,522	1.04
Total deposits	8,903,985	12,976	0.29	8,992,662	14,019	0.31
Borrowings	3,335,429	46,685	2.80	3,938,457	48,368	2.46
Total interest-bearing liabilities	12,239,414	59,661	0.97	12,931,119	62,387	0.96
Non-interest-bearing liabilities	399,092			422,154
Total liabilities	12,638,506			13,353,273
Stockholders' equity	1,725,240			1,679,477
Total liabilities and stockholders' equity	$14,363,746			$15,032,750

Net interest income/
net interest rate spread (3)		$158,652	2.28%		$166,338	2.29%
Net interest-earning assets/
net interest margin (4)	$1,213,268		2.36%	$1,162,248		2.36%
Ratio of interest-earning assets to
interest-bearing liabilities	1.10x			1.09x

(1)	Mortgage loans and consumer and other loans include loans held-for-sale and non-performing loans and exclude the allowance for loan losses.
(2)	Securities available-for-sale are included at average amortized cost.
(3)	Net interest rate spread represents the difference between the average yield on average interest-earning assets and the average cost of average interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average interest-earning assets.

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARIES

SELECTED FINANCIAL RATIOS AND OTHER DATA
	For the		At or For the
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Selected Returns and Financial Ratios (annualized)
Return on average common stockholders' equity (1)	3.94%	4.15%	3.51%	4.20%
Return on average tangible common stockholders' equity (1) (2)	4.46	4.71	3.97	4.77
Return on average assets (1)	0.50	0.49	0.45	0.49
General and administrative expense to average assets	1.81	1.87	1.90	1.86
Efficiency ratio (3)	71.63	73.73	74.96	73.59
Net interest rate spread	2.26	2.28	2.28	2.29
Net interest margin	2.35	2.36	2.36	2.36

Asset Quality Data (dollars in thousands)
Non-performing loans:
Current			$25,016	$40,839
30-59 days delinquent			4,904	3,308
60-89 days delinquent			2,196	4,315
90 days or more delinquent			107,863	106,729
Non-performing loans			139,979	155,191

Real estate owned			14,807	14,940

Non-performing assets			$154,786	$170,131
Net loan charge-offs	$545	$1,194	$1,659	$1,867

Non-performing loans/total loans			1.41%	1.43%
Non-performing loans/total assets			0.99	1.03
Non-performing assets/total assets			1.09	1.13
Allowance for loan losses/non-performing loans			56.79	57.99
Allowance for loan losses/total loans			0.80	0.83
Net loan charge-offs to average loans outstanding (annualized)	0.02%	0.04%	0.03	0.03

Regulatory Capital Ratios
Astoria Bank:
Tier 1 leverage			12.28%	11.54%
Common equity tier 1 risk-based			22.28	20.22
Tier 1 risk-based			22.28	20.22
Total risk-based			23.32	21.30
Astoria Financial Corporation:
Tier 1 leverage			11.34%	10.46
Common equity tier 1 risk-based			19.03	16.93
Tier 1 risk-based			20.68	18.41
Total risk-based			21.71	19.48

Other Data
Cash dividends paid per common share	$0.04	$0.04	$0.08	$0.08
Book value per common share			15.82	15.45
Tangible book value per common share			14.00	13.62
Tangible common stockholders' equity/tangible assets (2) (4)			10.20%	9.31%
Mortgage loans serviced for others (in thousands)			$1,332,060	$1,372,601
Full time equivalent employees			1,364	1,450

(1)

Returns on average common stockholders' equity and average tangible common stockholders' equity are calculated using net income available to common shareholders. Returns on average assets are calculated using net income.

(2)	Tangible common stockholders' equity represents common stockholders' equity less goodwill.
(3)	Efficiency ratio represents general and administrative expense divided by the sum of net interest income plus non-interest income.
(4)	Tangible assets represent assets less goodwill.

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARIES

END OF PERIOD BALANCES AND RATES
(Dollars in Thousands)

	At June 30, 2017		At March 31, 2017		At June 30, 2016
		Weighted		Weighted		Weighted
		Average		Average		Average
	Balance	Rate (1)	Balance	Rate (1)	Balance	Rate (1)
Selected interest-earning assets:
Mortgage loans, gross (2):
Residential	$4,882,832	3.50%	$5,115,791	3.46%	$5,537,322	3.37%
Multi-family and commercial real estate	4,645,744	3.57	4,714,339	3.58	4,898,430	3.62
Mortgage-backed and other securities (3)	3,170,445	2.59	3,035,275	2.60	3,034,277	2.65

Interest-bearing liabilities:
NOW and demand deposit	2,549,323	0.03	2,577,459	0.03	2,463,702	0.03
Money market	2,776,313	0.28	2,781,555	0.27	2,674,935	0.27
Savings	2,026,585	0.05	2,057,651	0.05	2,104,975	0.05
Total core deposits	7,352,221	0.13	7,416,665	0.13	7,243,612	0.12
Certificates of deposit	1,537,335	1.11	1,573,582	1.06	1,707,518	0.98
Total deposits	8,889,556	0.30	8,990,247	0.29	8,951,130	0.28
Borrowings, net	3,177,945	2.79	3,244,885	2.82	4,018,487	2.38

(1)

Weighted average rates represent stated or coupon interest rates excluding the effect of yield adjustments for premiums, discounts and deferred loan origination fees and costs and the impact of prepayment penalties.

(2)	Mortgage loans exclude loans held-for-sale and non-performing loans, except non-performing residential mortgage loans which are current or less than 90 days past due.
(3)	Securities available-for-sale are reported at fair value and securities held-to-maturity are reported at amortized cost.

CONTACT: Theodore S. Ayvas, Vice President, Investor Relations, 516-327-7877, ir@astoriabank.com